Exhibit 13

Certification Pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of
1934 and Section 1350 of Chapter 63 of Title 18 of the United States Code.

In connection with the Annual Report on Form 20-F of Ellomay Capital Ltd. (the “Company”) for the year ended December 31, 2017, as amended by Amendment No. 1 filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers of the Company hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

A)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

B)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ran Fridrich
Ran Fridrich
Chief Executive Officer

/s/ Kalia Weintraub
Kalia Weintraub
Chief Financial Officer

Date: March 30, 2018